Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
Telefax: (781) 250-0115

Repligen Appoints Jonathan I. Lieber as CFO

- Former CFO of Xcellerex, Inc. Joins Repligen Executive Management Team -

WALTHAM, MA – September 21, 2012 – Repligen Corporation (NASDAQ:RGEN) today announced the appointment of Jonathan I. Lieber to the position of Chief Financial Officer and Treasurer, effective immediately. Mr. Lieber most recently held the position of CFO and Treasurer at Xcellerex, Inc., a supplier of bioprocessing products and disposable biomanufacturing technologies, which was acquired in May 2012 by GE Healthcare. He will be responsible for leading Repligen’s financial activities, including long-term financial strategy and risk management. Repligen’s current CFO William J. Kelly has been named Chief Accounting Officer, overseeing the Company’s accounting and management reporting functions, as well as its internal controls.

“We are pleased to welcome Jonathan Lieber to the CFO role,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer at Repligen. “Over the past nine months, Repligen has become a profitable, significantly larger and more complex multinational organization. As the Company enters its next phase of growth, Mr. Lieber brings a particularly relevant skill set to the management team. His combined life sciences and capital markets expertise will be major assets to the Company as we advance on our strategy to further expand Repligen’s bioprocessing business and deliver top-tier financial performance.”

During his three-year tenure with Xcellerex, Mr. Lieber led the company’s accounting, finance, legal and corporate communications activities. He restructured the finance department and implemented business processes to support substantial revenue growth. Prior to his role with Xcellerex, Mr. Lieber was with Altus Pharmaceuticals for seven years, most recently as Senior Vice President, CFO and Treasurer. At Altus, he had responsibility for accounting and finance, and for managing several administrative departments. Mr. Lieber led all capital raising activities at the company, resulting in net proceeds to Altus of $250 million, including its $110 million initial public offering. Prior to joining Altus, Mr. Lieber served as vice president of SG Cowen’s Healthcare Investment Banking Group, where he originated and executed on multiple corporate financings and merger & acquisition transactions. Mr. Lieber has been involved in healthcare financings totaling over $3 billion in common stock and over $500 million in initial public offerings. He received a B.S. in business administration and finance from Boston University and an M.B.A. in finance from New York University Stern School of Business.

In connection with Mr. Lieber’s appointment, Repligen granted Mr. Lieber an inducement equity

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Repligen Appoints Jonathan I. Lieber as CFO,

September 21, 2012

award outside of Repligen’s 2012 Stock Option and Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4). This award, which was approved by Repligen’s compensation committee and is consistent with Repligen’s past practice for new executive hires, is for 15,000 shares of restricted stock which will vest in full on the first anniversary of Mr. Lieber’s start date with Repligen.

About Repligen Corporation

Repligen Corporation is a life sciences company focused on the development, production and commercialization of products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are a leading manufacturer of Protein A, a critical reagent used to manufacture monoclonal antibody-based therapeutics. We also supply several growth factor products used to increase cell culture productivity in biomanufacturing. In the burgeoning area of disposable biomanufacturing technologies, we have developed and market a series of OPUS™ (Open Platform User Specified) single-use chromatography columns used in the biologics purification process. In addition to our core bioprocessing business, we have a portfolio of clinical-stage partnering assets, including two central nervous system orphan drug candidates and a pancreatic imaging agent in Phase 3 development. Repligen’s corporate headquarters are located in Waltham, MA, USA; we have an additional manufacturing facility in Lund, Sweden. For more information, please visit our website at www.repligen.com.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements regarding future financial performance and position, our strategic decision to focus on the growth of our bioprocessing business, plans and objectives for future operations, our ability to successfully negotiate and consummate partnering transactions for our clinical stage assets, including RG1068, RG3039 and RG2833, plans and objectives for product development, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business; our ability to successfully negotiate and consummate development and commercialization partnerships for our portfolio of therapeutic and diagnostic assets on acceptable terms, if at all; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to obtain regulatory approvals; the success of current and future collaborative or supply relationships; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to successfully integrate Repligen Sweden AB; the success of our clinical trials; new approaches to the treatment of our targeted diseases; our compliance with all FDA and EMEA regulations; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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Repligen Appoints Jonathan I. Lieber as CFO,

September 21, 2012

Contact:

Sondra S. Newman

Director Investor Relations

snewman@repligen.com

(781) 419-1881

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